Dr. John C. Malone to Transition to Chair Emeritus of Warner Bros. Discovery Board NEW YORK – April 11, 2025 – Warner Bros. Discovery, Inc. (the "Company") (Nasdaq: WBD) today announced that Dr. John C. Malone has decided not to stand for re-election to the Company’s Board of Directors and will be transitioning to the role of Chair Emeritus, effective upon the expiration of his term at the 2025 Annual Meeting of Stockholders (“Annual Meeting”). As Chair Emeritus, Dr. Malone will continue to regularly attend Board meetings and provide strategic counsel and support to the Board and management team. "John possesses one of the most brilliant strategic minds our industry has ever known. His exceptional insights and visionary perspective on the global media landscape and its future have been invaluable to me personally and pivotal in shaping the trajectory and remarkable growth of Discovery and now at Warner Bros. Discovery. Working alongside John has profoundly enriched our ability to navigate complex challenges, seize transformative opportunities, and create lasting value." said David Zaslav, President and Chief Executive Officer of Warner Bros. Discovery. "As Chair Emeritus, John's unparalleled counsel, deep expertise, and clarity of vision will continue to shape our leadership team and Board's decisions as we unlock the full potential of our business. The partnership and friendship we've built over more than 30 years has been one of the true joys of my career, and I’m looking forward to continuing this journey with John in this new role." “On behalf of the full Board, I would like to thank John for his contributions to Warner Bros. Discovery,” said Samuel A. Di Piazza, Jr., Chair of the Warner Bros. Discovery Board of Directors. “John has been instrumental in overseeing the development of Warner Bros. Discovery’s strategy and charting our course to navigate the current media landscape. We are fortunate to have the enduring benefit of his unparalleled expertise and insights as he assumes his new role of Chair Emeritus.” “It has been a privilege to serve on the Warner Bros. Discovery Board and work alongside David and his exceptional team to help guide the company through an industry-defining merger and its ongoing transformation. A constant through this journey has been my long-standing partnership with David, built on deep trust and his powerful combination of operational excellence and decisive leadership,” said Dr. Malone. “The Board and management team have made incredible progress making the company more resilient, agile and positioned for profitable growth. I am confident Warner Bros. Discovery is on the right path and I look forward to remaining actively involved, not only as a significant stockholder, but in this important role helping to shape the growth trajectory as the company evaluates important strategic and structural opportunities ahead and as a fan of our world-class assets and the engaging storytelling that set this company apart.” Warner Bros. Discovery intends to nominate Anton Levy for election by stockholders at the Annual Meeting. With the addition of Mr. Levy and Dr. Malone’s decision not to stand for election, the Board will continue to be comprised of 13 directors, 12 of whom will be independent, following the Annual

Meeting. Information about the Annual Meeting is available in the Company’s proxy statement, which is being filed with the SEC. ### About Warner Bros. Discovery Warner Bros. Discovery is a leading global media and entertainment company that creates and distributes the world's most differentiated and complete portfolio of branded content across television, film, streaming and gaming. Available in more than 220 countries and territories and 50 languages, Warner Bros. Discovery inspires, informs and entertains audiences worldwide through its iconic brands and products including: Discovery Channel, Max, discovery+, CNN, DC, TNT Sports, Eurosport, HBO, HGTV, Food Network, OWN, Investigation Discovery, TLC, Magnolia Network, TNT, TBS, truTV, Travel Channel, MotorTrend, Animal Planet, Science Channel, Warner Bros. Motion Picture Group, Warner Bros. Television Group, Warner Bros. Pictures Animation, Warner Bros. Games, New Line Cinema, Cartoon Network, Adult Swim, Turner Classic Movies, Discovery en Español, Hogar de HGTV and others. For more information, please visit www.wbd.com. Cautionary Statement Concerning Forward-Looking Statements Information set forth in this communication contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties and on information available to Warner Bros. Discovery as of the date hereof. The Company’s actual results could differ materially from those stated or implied due to risks and uncertainties associated with its business, which include the risk factors disclosed in the Company's filings with the U.S. Securities and Exchange Commission, including but not limited to the Company’s most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements include, without limitation, statements regarding future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Warner Bros. Discovery expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Investor Contact: Investor.Relations@wbd.com 212-548-5882 Media Contacts: Robert Gibbs Robert.Gibbs@wbd.com 347-268-3017 Megan Klein Megan.Klein@wbd.com Source: Warner Bros. Discovery, Inc.